Exhibit 10.9

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into this [__] day of October, 2011, by and between Westwood One, Inc., a Delaware corporation (the “Company,” which term shall include, where appropriate, any Entity (as defined below) controlled directly or indirectly by the Company), and [____________] Company to enter into indemnification agreements with each post-closing board member. (“Indemnitee”).
WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;
WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;
WHEREAS, the Company's by-laws (the “Bylaws”) require it to indemnify its directors and officers to the fullest extent authorized or permitted by applicable law and the Company's certificate of incorporation (the “Certificate”);
WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee's rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Bylaws or any change in the ownership of the Company or the composition of its Board of Directors); and
WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in agreeing to become a director and/or officer of the Company.
NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
1.Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth below:

(a)“Corporate Status” describes the status of a person who is serving or has served (i) as a director or officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company or (iii) as a director, manager, partner, trustee, officer, employee or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), if Indemnitee is serving or has served as a director, manager, partner, trustee, officer, employee or agent of a Subsidiary, Indemnitee shall be deemed to be serving at the request of the Company.

(b)“Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

1 Company to enter into indemnification agreements with each post-closing board member.

(c)“Expenses” shall mean all fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, attorneys' fees, disbursem Company to enter into indemnification agreements with each post-closing board member.

(d)“Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(e)“Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative hearing, appeal or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee's rights hereunder.

(f)“Subsidiary” shall mean any Entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

2.Services of Indemnitee. In consideration of the Company's covenants and commitments hereunder, Indemnitee agrees to serve as a director and, if applicable, an officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3.Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:
(a)Proceedings Other Than by or in the Right of the Company. Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities actually and reasonably incurred or paid by Indemnitee in connection with such Proceeding.

(b)Proceedings by or in the Right of the Company. Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of Indemnitee's Corporate

Status, Indemnitee shall be indemnified by the Company against all Expenses actually and reasonably incurred or paid by Indemnitee in connection with such Proceeding. The Expenses and Liabilities, as applicable, against which Indemnitee shall be indemnified by the Company pursuant to Section 3(a) and this Section 3(b) shall be referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts.”

(c)Conclusive Presumption Regarding Standard of Care. In making any determination required to be made under Delaware law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 5 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

4.Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than, with respect to any specific claim, issue or matter involved in the Proceeding out of which Indemnitee's claim for indemnification has arisen, as follows:

(a)Proceedings Other Than by or in the Right of the Company. If indemnification is requested under Section 3(a) and it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b)Proceedings by or in the Right of the Company. If indemnification is requested under Section 3(b) and
i.it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

ii.it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder with respect to such claim, issue or matter unless the Delaware Courts (as defined below) or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Indemnifiable Expenses which the Delaware Courts or such other court shall deem proper; or

iii.it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Company for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder.

(c)Insurance Proceeds. Subject to Section 23 below, to the extent payment is actually made to Indemnitee under a valid and collectible insurance policy in respect of Indemnifiable Amounts in connection with such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder except in respect of any excess beyond the amount of payment actually made to Indemnitee under such insurance.

5.Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for Indemnitee's claim. The Company shall pay such Indemnifiable Amounts to Indemnitee as soon as practicable but in any event within thirty (30) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

6.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Indemnifiable Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Indemnifiable Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, or by reason of settlement, judgment, order or otherwise in favor of Indemnitee with respect to such claim, issue or matter, shall be deemed to be a successful result as to such claim, issue or matter.

7.Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create a presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee's action was unlawful.

8.Agreement to Advance Expenses; Undertaking. If Indemnitee is entitled to the payment of Indemnifiable Expenses pursuant to this Agreement, the Company shall advance all such Indemnifiable Expenses incurred by or on behalf of Indemnitee as soon as practicable but in any event within ten (10) business days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Indemnitee hereby undertakes to repay any and all of the Indemnifiable Expenses so advanced to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Indemnifiable Expenses. This undertaking is an unlimited general obligation of Indemnitee.

9.Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made as soon as practicable but in any event within ten (10) business days after the Company's receipt of such request.

10.Remedies of Indemnitee.

(a)Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the Delaware Courts (as defined below) to enforce the Company's obligations under this Agreement.

(b)Burden of Proof. In any judicial proceeding brought under Section 10(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses hereunder.

(c)Expenses. The Company agrees to reimburse Indemnitee in full for any Indemnifiable Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith, provided that the Company shall have no obligation hereunder in the event that it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder with respect to such action.

(d)Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

11.Defense of the Underlying Proceeding.

(a)Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company's ability to defend in such Proceeding is materially and adversely prejudiced thereby.

(b)Defense by Company. Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 11(a) above. The Company shall not, without the prior written consent of Indemnitee (which shall not be unreasonably withheld or delayed), consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10(a) above or pursuant to Section 19 below.

(c)Indemnitee's Right to Counsel. Notwithstanding the provisions of Section 11(b) above, if, in a Proceeding to which Indemnitee is a party by reason of Indemnitee's Corporate Status, (i) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (ii) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee's choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee's choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

12.Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a)Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b)Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

13.Insurance. For so long as Indemnitee shall remain a director and/or officer of the Company or otherwise have Corporate Status, and with respect to any such prior service, Indemnitee shall be named as an insured in all policies of director and officer liability insurance in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company's officers and directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance.

14.Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Certificate, the Bylaws or any other agreement, vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as a director and/or officer of the Company or otherwise having Corporate Status.

15.Successors. This Agreement (a) shall be binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, equity interests and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) shall be binding on, shall inure to the benefit of and shall be enforceable by the heirs, personal representatives, executors and administrators of Indemnitee. The Company shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, equity interests and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

16.Subrogation. Subject to Section 23 below, in the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

17.Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Certificate, the Bylaws and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

18.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

19.Indemnitee as Plaintiff. Notwithstanding anything set forth in this Agreement, except with respect to a proceeding brought by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee's rights hereunder, and except as provided in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any manager, director or officer thereof or any third party, unless the Board of Directors of the Company has authorized or consented to the initiation of such Proceeding. This Section 19 shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

20.Modifications and Waiver. Except as provided in Section 17 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified or be advanced expenses by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

21.General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to the Company, to:
Westwood One, Inc.
220 West 42nd Street, 3rd Floor
New York, NY 10036
Attention: Chief Executive Officer
Facsimile: (646) 285-0174

with copies (which shall not constitute notice) to:
Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attention: Christopher J. Greeno, P.C.

Tana M. Ryan
Fax: (312) 862‑2200
If to Indemnitee, to:
[Name of Indemnitee]
[Address 1]
[Address 2]
[Facsimile:]

or to such other address as may have been furnished in the same manner by either party to the other party.
22.Governing Law; Consent to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company and Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the courts of the United States of America located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail in accordance with Section 21 with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

23.Primacy of Indemnification. The Company hereby acknowledges that certain directors and officers affiliated with Oaktree Capital Management, L.P. or The Gores Group, LLC or affiliates of Oaktree Capital Management, L.P. or The Gores Group, LLC may have certain rights to indemnification, advancement of expenses and/or insurance provided by such institutional investors or certain of their affiliates (collectively, the “Institutional Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Institutional Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee in accordance with this Agreement without regard to any rights Indemnitee may have against the Institutional Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Institutional Indemnitors from any and all claims against the Institutional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Institutional Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Institutional Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Institutional Indemnitors are express third-party beneficiaries of the terms of this Section 23.

24.Entire Agreement. This Agreement, and the documents and instruments referenced herein, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, including but not limited to any prior indemnification agreements entered into between Indemnitee and the Company or its Subsidiaries.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

WESTWOOD ONE, INC.

By:
Name:
Title:

____________________________________
[Name of Indemnitee]